As filed with the Securities and Exchange Commission on March 13, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 31, 1997


                                  CAPITAL TRUST
             (Exact Name of Registrant as Specified in its Charter)

California                                             1-8063                                           94-6181186
------------------------------------------------------------------------------------------------------------------
(State or other                                      (Commission                                  (I.R.S. Employer
jurisdiction of                                      File Number)                              Identification No.)
incorporation)




605 Third Avenue, 26th Floor
New York, NY                                                                                              10016
------------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                                             (Zip Code)


                                 (212) 655-0220
------------------------------------------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


------------------------------------------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.           Acquisition or Disposition of Assets

         Item 2 is hereby amended as follows:

         On December 31, 1997, the Registrant acquired a $22 million preferred equity interest (the "Preferred Equity Interest") from an affiliate of Credit Suisse First Boston ("CSFB"). The Preferred Equity Interest represents a portion of the preferred equity interest in the limited liability company that owns the approximately 1.1 million square foot office and retail property known as the MGM Plaza which is located at 2501 Colorado Avenue in Santa Monica, California (the "Property").

         The purchase was funded with a combination of existing cash (25%) and financing (75%) through a repurchase obligation with an affiliate of CSFB bearing interest at a specified rate above LIBOR. The REPO has a one year term that may be extended every three months by mutual agreement.

         The Preferred Equity Interest has a mandatory redemption date which is 34 months following the closing of the Preferred Equity Interest acquisition transaction ("Acquisition Closing") and pays dividends at a specified rate over LIBOR until redemption. Early redemption of the Preferred Equity Interest is not permitted during the first four months following the Acquisition Closing. The Preferred Equity Interest is subject to early redemption penalties for the period from the fifth through the 22nd month following the Acquisition Closing and is not subject to any penalties during the last year preceding the mandatory redemption date.

         In assessing the Property underlying the Preferred Equity Interest, the Registrant considered several material factors, including, but not limited to those described below.

         With respect to sources of revenue, the Registrant considered: the Property's occupancy rate of approximately 99% as compared to the overall sub-market occupancy rate of approximately 97%; the Property's average annual base rental rate of approximately $23 per occupied square foot as compared to competitive office rental rates in the sub-market of approximately $20-$25 per square foot; and the principal businesses, occupations, and professions of the tenants operating at the Property, including tenants such as Metro Goldwyn Mayer, an office tenant, which occupies approximately 27% of the Property (with a lease expiration date no earlier than 2003, a base rental rate which compares favorably to the marketplace, and three five-year renewal options), Aurora National Life, an office tenant, which occupies approximately 13% of the Property (with a lease expiration date which is no earlier than 2004, a base rental rate which compares favorably to the marketplace, and two five-year extension options), and Symantec, an office tenant, which occupies approximately 10% of the Property (with a lease expiration date no earlier than 2000, a base rental rate which compares favorably to the marketplace, and one five-year extension option).

         During the next four years, 40 leases representing approximately 379,000 square feet or approximately 35% of the Property will mature. These leases represent approximately $9 million of gross revenue or 39% of the gross annual rent of the Property.

         With respect to factors relating to expenses, the Registrant considered: the utility rates at the Property for electricity, steam, and water and sewer which are comparable to utility rates for similar properties; the taxes at the Property which were comparable to tax rates for similar properties; maintenance and operating expenses which were in line for similar properties which are operated and maintained in a professional manner; and the expenditures for tenant improvement installations at the Property.

         After reasonable inquiry, the Registrant is not aware of any material factors relating to the Property underlying the Preferred Equity Interest that would cause the reported financial information herein not to be indicative of future operating results.

ITEM 7.   Financial Statements, Supplemental Financial Information and Exhibits.

         (a)      Financial Statements of the Property

                  Audited and unaudited financial statements of the Property underlying the Preferred Equity Interest reported in Item 2 herein and in the Registrant's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 7, 1998, are included herein in accordance with the instructions to Form 8-K as indicated in the following index to the financial statements.

                          Index to Financial Statements

                                                                                                 Page
Report of Independent Auditors...................................................................  F1
Statement of Revenue and Certain Expenses for the year ended December 31, 1996 and the nine months ended September 30, 1997 (unaudited).................................... F2
Notes to Statement of Revenues and Certain Expenses............................................... F3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CAPITAL  TRUST
                                             (Registrant)



Date: March  13, 1998                       By:        /s/ Edward L. Shugrue III
                                                 -------------------------------
                                                 Name:   Edward L. Shugrue III
                                                 Title:  Chief Financial Officer

                         Report of Independent Auditors


Capital Trust

We have audited the accompanying statement of revenue and certain expenses of MGM Plaza (the Property) for the year ended December 31, 1996. This statement of revenue and certain expenses is the responsibility of the management of MGM Plaza. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the Property.

In our opinion, the statement of revenue and certain expenses of MGM Plaza presents fairly, in all material respects, the revenue and certain operating expenses of MGM Plaza for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                /s/  Ernst & Young LLP

Los Angeles, California
February 6, 1998

                                    MGM Plaza

                    Statement of Revenue and Certain Expenses
                                 (In Thousands)



                                                                                           For the nine
                                                                   Year ended              months ended
                                                                  December 31,             September 30,
                                                                      1996                     1997
                                                             -----------------------  -----------------------
                                                                                            (unaudited)
Revenues:
   Rental                                                    $                23,963   $               18,480
   Tenant reimbursements                                                       9,136                    6,857
   Parking, net of expenses                                                    3,771                    2,929
                                                             -----------------------  -----------------------
Total revenue                                                                 36,870                   28,266

Certain expenses:
   Property operating and maintenance                                          8,860                    7,058
   Real estate taxes                                                           1,908                    1,855
   Insurance                                                                   1,273                      915
                                                             -----------------------  -----------------------
Total certain expenses                                                        12,041                    9,828

Excess of revenue over certain expenses                      $                24,829   $               18,438
                                                             =======================  =======================

See accompanying notes.

                                    MGM Plaza

             Notes to the Statement of Revenue and Certain Expenses

                                December 31, 1996


1.  Organization and Basis of Presentation

The accompanying statement of revenues and certain expenses include the accounts of a commercial office complex in Santa Monica, California known as the MGM Plaza (the Property), which is owned by a private general partnership (the Partnership).

The  accompanying   statement  has  been  prepared  to  comply  with  rules  and regulations of the Securities and Exchange Commission.

The accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by the Partnership in the future operations of the Property have been excluded. Excluded expenses consist of interest, deprecation and amortization, leasing costs, and property general and administrative costs not directly comparable to the future operation of the Property.

The period presented for the nine months ended September 30, 1997 is unaudited. In the opinion of management, the information presented reflects all adjustments necessary for a fair presentation of the results of the interim period and all such adjustments are of a normal, recurring nature.

2.  Summary of Significant Accounting Policies

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the terms of the related leases.

Use of Estimates

The preparation of the statement of revenues and certain expenses in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting periods. Actual results could differ from those estimates.

                                    MGM Plaza

3.  Property Rentals

Future minimum rental revenues under noncancelable operating leases as of December 31, 1996 are as follows:



        1997                                                   $      26,915,000
        1998                                                          21,910,000
        1999                                                          26,966,000
        2000                                                          23,208,000
        2001                                                          17,507,000
        Thereafter                                                    26,952,000
                                                         -----------------------
                                                              $      143,458,000
                                                         =======================


These amounts do not include percentage rentals that may be received under certain leases on the basis of tenant sales in excess of stipulated minimums.